Exhibit 24
Power of Attorney
Know all persons by these presents, that each person whose signature appears below constitutes and appoints John R. Koelmel and Gregory W. Norwood, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities, to sign one or more Annual Reports on Form 10-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, for First Niagara Financial Group, Inc. for the year ended December 31, 2011, and any and all amendments thereto, and to file same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and with the NASDAQ Stock Market LLC and the New York Stock Exchange, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This power of attorney shall be effective as of February 28, 2012 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the secretary of the Corporation.

/s/ Thomas E. Baker	/s/ William H. Jones

Thomas E. Baker, Director	William H. Jones, Director

/s/ G. Thomas Bowers	/s/ George M. Philip

G. Thomas Bowers, Director	George M. Philip, Director

/s/ Roxanne J. Coady	/s/ Peter B. Robinson

Roxanne J. Coady, Director	Peter B. Robinson, Director

/s/ Carl A. Florio	/s/ Louise Woerner

Carl A. Florio, Director	Louise Woerner, Director

/s/ Carlton L. Highsmith	/s/ Nathaniel D. Woodson

Barbara S. Jeremiah, Director	Nathaniel D. Woodson, Director

/s/ Barbara S. Jeremiah	/s/ David M. Zebro

Barbara S. Jeremiah, Director	David M. Zebro, Director